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                                                        Exhibit 10.26.2



                           PROMISSORY NOTE


                             in favor of


                      MEESPIERSON CAPITAL CORP.,
                               as Agent




                          December 17, 1997

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                            PROMISSORY NOTE


US $30,000,000                            December 17, 1997
                                          New York, New York


          FOR VALUE RECEIVED, the undersigned, NRG GENERATING (U.S.) INC., a corporation incorporated under the laws of the State of Delaware (the "Borrower"), hereby promises to pay to the order of MEESPIERSON CAPITAL CORP., a corporation incorporated under the laws of the State of Delaware, in its capacity as agent for the Lenders which are parties to the Credit Agreement (as such terms are hereinafter defined) (the "Agent"), with offices at 445 Park Avenue, New York, New York, the principal sum of Thirty Million United States Dollars (US $30,000,000) or, if less, the aggregate unpaid principal amount of the Advances from time to time outstanding made by the Lenders to the Borrower pursuant to the Credit Agreement. The Borrower shall repay the principal amount of such Advances as provided in Section 5 of the Credit Agreement, but in any event no later than the Maturity Date.

          Words and expressions used herein (including those in the foregoing paragraph) and defined in the Credit Agreement shall have the same meaning herein as therein defined.

           The Credit Facility Balance shall bear interest at the Applicable Rate. Any principal payment not paid when due, whether by acceleration or otherwise, shall bear interest thereafter at a rate per annum of two percent (2%) over the Applicable Rate in effect with respect thereto at the time of such default. All interest shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a 360 day year with respect to each LIBOR Rate Advance and on the basis of a 365/366 day year with respect to each Base Rate Advance.

          Both principal and interest are payable in lawful money of the United States of America to the Agent, at its New York branch located at 445 Park Avenue, New York, New York (or to such other office of the Agent as the Agent may direct), in immediately available same day funds.

          The Agent may endorse the amount and the date of the making of each Advance evidenced hereby and each payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the

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Borrower to make payment of principal and interest in accordance with the terms of this Promissory Note.

          If this Promissory Note or any payment required hereunder becomes due and payable on a day which is not a Banking Day (as hereinafter defined) the due date thereof shall be extended until the next following Banking Day (in which event, interest shall be payable during such extension at the rate applicable immediately prior thereto), unless such next following Banking Day falls in the following month in which case such payment shall be payable on the Banking Day immediately preceding the day on which such payment would otherwise be payable.

          "Banking Day" means a day on which banks are open for the transaction of business of the nature required by this Promissory Note in London, England (with respect to LIBOR Rate Advances only), and New York.

          This Promissory Note is the Note referred to in, and is entitled to the security and benefits of, (1) the Credit Agreement (the "Credit Agreement"), dated December __, 1997, by and among the Borrower, the Agent, and the Lenders whose names are set forth on
Schedule 1 thereto, and (2) the Security Documents. Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be and shall thereupon become, forthwith, due and payable.

          Presentment, demand, protest and notice of dishonor of this Promissory Note or any other notice of any kind are hereby expressly waived.

          THE BORROWER AND, BY THEIR ACCEPTANCE HEREOF, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PROMISSORY NOTE.

          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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          IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note on the date and year first above written.

                         NRG GENERATING (U.S.) INC.



                         By /s/ Timothy P. Hunstad
                            Name:  Timothy P. Hunstad
                            Title:  Vice President-CFO


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                   ADVANCES AND PAYMENTS OF PRINCIPAL


       Type                    Amount of       Unpaid
        of         Amount of   Principal Paid  Principal Notation
Date   Advance      Advance    or Prepaid      Balance   Made By



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